Exhibit 99.1

MACOM Reports Revenue of $133.6 Million, Adjusted Gross Margin of 58.1% and

Adjusted EPS of $0.46 (non-GAAP) for Fiscal Second Quarter

LOWELL, MA, April 26, 2016—M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products, today announced its financial results for its fiscal second quarter ended April 1, 2016.

Second Quarter Fiscal Year 2016 GAAP Results

•	Revenue was $133.6 million, an increase of 15.4 percent compared to $115.8 million in the prior fiscal quarter and an increase of 30.4 percent compared to $102.4 million in the previous year fiscal second quarter;

•	Gross profit was $65.5 million, an increase of 8.6 percent compared to $60.3 million in the prior fiscal quarter and an increase of 40.3 percentage compared to $46.7 million in the previous year fiscal second quarter;

•	Gross margin was 49.1 percent, compared to 52.1 percent in the prior fiscal quarter and 45.6 percent in the previous year fiscal second quarter;

•	Operating loss was $7.2 million, compared to income of $0.2 million in the prior fiscal quarter and an operating loss of $2.4 million in the previous year fiscal second quarter; and

•	Net loss from continuing operations was $12.0 million, resulting in $0.23 loss per diluted share, compared to net loss from continuing operations of $16.8 million, or $0.32 loss per diluted share, in the prior fiscal quarter and net loss from continuing operations of $11.2 million, or $0.22 loss per diluted share, in the previous year fiscal second quarter.

Second Quarter Fiscal Year 2016 Adjusted Non-GAAP Results

•	Adjusted gross margin was 58.1 percent, compared to 58.7 percent in the prior fiscal quarter and 57.6 percent in the previous year fiscal second quarter;

•	Adjusted operating income was $32.4 million, or 24.3 percent of revenue, compared to $27.7 million, or 23.9 percent of revenue, in the prior fiscal quarter and $23.7 million, or 23.2 percent of revenue, in the previous year fiscal second quarter;

•	Adjusted net income was $25.7 million, or $0.46 per diluted share, compared to adjusted net income of $21.8 million, or $0.40 per diluted share, in the prior fiscal quarter and adjusted net income of $16.5 million, or $0.31 per diluted share, in the previous year fiscal second quarter; and

•	Adjusted EBITDA was $39.0 million, compared to $33.5 million for the prior fiscal quarter and $27.4 million for the previous year fiscal second quarter.

Management Commentary

John Croteau, MACOM’s President and Chief Executive Officer, stated, “I am pleased to announce another quarter of solid execution and sequential growth. Strong demand across our end markets enabled us to beat the top end of guidance on revenue and earnings per share.

“Our Network markets once again delivered solid growth across all optical markets fueled by modulator drivers in long/haul metro as well as lasers in access, backhaul and datacenter applications. We also continued to advance our GaN vision and remain on track with our process qualifications. We are rapidly converging on program wins with Tier-1 customers addressing mainstream LTE deployments.”

Mr. Croteau concluded, “As we move into the fiscal second half of the year, we remain focused on executing on our three secular growth drivers – Optical, GaN and Active Antennas – as highlighted at our recent Analyst Day.”

Business Outlook

For the fiscal third quarter ending July 1, 2016, MACOM expects revenue to be in the range of $138.0 million to $142.0 million. Adjusted gross margin is expected to be between 57 and 59 percent, and adjusted earnings per share between $0.49 and $0.52 on an anticipated 56.5 million diluted shares outstanding.

Conference Call

MACOM will host a conference call on Tuesday, April 26, 2016 at 5:00 p.m. Eastern Time to discuss its second fiscal quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 84787504.

International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 5 business days. The replay number is 1-855-859-2056 with a passcode of 84787504. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macom.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About MACOM

MACOM Technology Solutions Holdings, Inc. (www.macom.com) supplies key enabling technologies for the Cloud Connected Apps Economy and Modern Networked Battlefield. Recognized for its broad catalog portfolio of technologies and products, MACOM provides high-performance analog RF, microwave, millimeterwave and photonic semiconductor products for diverse applications ranging from high speed optical, satellite, wired and wireless networks to military and civil radar systems. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems as their trusted partner for solutions ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our expectations for execution on our three growth drivers in fiscal year 2016, on our GaN vision and qualification, and on program wins with Tier-1 customers addressing mainstream LTE deployments and any other statements regarding future trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including the potential that the expected rollout of fiber-to-the-home network technology or other new optical or other network technology deployments in China, Japan and other geographies fails to occur, occurs more slowly than we expect or does not result in the amount or type of new business we anticipate, lower than expected demand in the optical network infrastructure market or any or all of our primary end markets or from Huawei or any or all of our large OEM customers based on seasonal effects, macro-economic weakness or otherwise, the potential for increased pricing pressure and ASP erosion based on competitive factors, technology shifts or otherwise, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, the potential loss of access to any in-licensed intellectual property or inability to license technology we may require on reasonable terms, the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, greater than expected dilutive effect on earnings of our equity issuances, outstanding indebtedness and related interest expense and other costs, our failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program or InP laser production capacity expansion program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of Active Antennas, GaN, InP lasers or other solutions offered by us, failures or delays in porting and qualifying GaN or InP process technology to our Lowell fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, failure of any announced transaction to close in accordance with its terms, failure to successfully integrate acquired companies, technologies or products or realize synergies associated with acquisitions, the potential that we will experience difficulties in managing the personnel and operations associated with our acquisitions, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the impact of any executed or abandoned acquisition, divestiture, joint venture, financing or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the impact of changes in export, environmental or other laws applicable to us, the relative success of our cost-savings initiatives, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2016, as filed with the SEC on January 27, 2016 and its Annual Report on Form 10-K for the fiscal year ended October 2, 2015 as filed with the SEC on November 24, 2015. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with adjusted non-GAAP financial information. Adjusted items include revenue, gross profit, gross margin, operating margin, operating income, net income, earnings per share, Adjusted EBITDA and other data calculated on a non-GAAP basis. This non-GAAP information excludes non-consulting agreement related discontinued operations, the impact of fair value accounting in merger and acquisitions (M&A) of businesses, M&A costs, including acquisition and related integration costs, certain cost savings from synergies expected from M&A activities, income and expenses from transition services related to M&A activities, expected amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation, restructuring charges, impairment charges, litigation settlement and costs, changes in the carrying values of assets and liabilities measured at fair value, contingent consideration, amortization of debt discounts and issuance costs, debt settlement costs, other non-cash expenses, earn-out costs, restructuring costs and certain income tax items. The non-GAAP information includes consulting agreement related revenue associated with the Automotive business divestiture. Management does not believe that the adjusted items are reflective of MACOM’s underlying performance. The adjustment of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. These and other similar items are also excluded from Adjusted EBITDA, which is non-GAAP earnings before interest, income taxes, depreciation and amortization. MACOM believes this adjusted non-GAAP financial information provides additional insight into these items and MACOM’s performance and has, therefore, chosen to provide this information to investors for a consistent basis of comparison and to help them evaluate the results of MACOM’s operations and enable more meaningful period to period comparisons. These adjusted non-GAAP measures may be different than similar measures used by other companies and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and adjusted non-GAAP financial data used in this earnings release is included in the supplemental financial data attached to this press release.

*  *  *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Robert J. McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bob.mcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Six Months Ended
	April 1, 2016	January 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
Revenue	$133,579	$115,774	$102,431	$249,353	$198,987
Cost of revenue	68,054	55,456	55,717	123,510	104,854

Gross profit	65,525	60,318	46,714	125,843	94,133

Operating expenses:
Research and development	26,203	25,322	20,439	51,525	39,221
Selling, general and administrative	34,617	34,686	28,247	69,303	53,475
Impairment charges	11,005	—	—	11,005	—
Restructuring charges	851	157	413	1,008	413

Total operating expenses	72,676	60,165	49,099	132,841	93,109

Income (loss) from operations	(7,151)	153	(2,385)	(6,998)	1,024

Other income (expense):
Warrant liability expense	(4,201)	(14,878)	(5,609)	(19,079)	(16,217)
Interest expense, net	(4,408)	(4,346)	(4,723)	(8,754)	(9,446)
Other income (expense), net	(81)	100	(1,376)	19	(1,001)

Total other income (expense)	(8,690)	(19,124)	(11,708)	(27,814)	(26,664)

Loss before income taxes	(15,841)	(18,971)	(14,093)	(34,812)	(25,640)
Income tax benefit	(3,796)	(2,201)	(2,917)	(5,997)	(4,500)

Loss from continuing operations	(12,045)	(16,770)	(11,176)	(28,815)	(21,140)
Income from discontinued operations	1,396	1,199	3,639	2,595	7,297

Net loss	$(10,649)	$(15,571)	$(7,537)	$(26,220)	$(13,843)

Net income (loss) per share:
Basic:
Loss from continuing operations	$(0.23)	$(0.32)	$(0.22)	$(0.54)	$(0.43)
Income from discontinued operations	0.03	0.02	0.07	0.05	0.15

Loss per share—basic	$(0.20)	$(0.29)	$(0.15)	$(0.49)	$(0.28)

Diluted:
Loss from continuing operations	$(0.23)	$(0.32)	$(0.22)	$(0.54)	$(0.43)
Income from discontinued operations	0.03	0.02	0.07	0.05	0.15

Loss per share—diluted	$(0.20)	$(0.29)	$(0.15)	$(0.49)	$(0.28)

Shares—Basic	53,228	53,015	50,593	53,122	49,100

Shares—Diluted	53,228	53,015	50,593	53,122	49,100

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	April 1, 2016	October 2, 2015
ASSETS
Current assets:
Cash and cash equivalents	$58,187	$122,312
Short term investments	23,632	39,557
Accounts receivable, net	91,604	83,950
Inventories	106,972	79,943
Deferred income taxes (1)	—	31,431
Income tax receivable	16,077	15,854
Prepaids and other current assets	11,553	11,172

Total current assets	308,025	384,219
Property and equipment, net	99,637	83,759
Goodwill and intangible assets, net	397,370	337,012
Deferred income taxes	83,909	48,239
Other long-term assets	11,457	13,022

TOTAL ASSETS	$900,398	$866,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt obligations	$4,499	$4,058
Accounts payable, accrued liabilities and other	78,335	67,418
Total current liabilities	82,834	71,476
Long-term debt obligations, less current portion	341,396	340,504
Common stock warrant liability	40,901	21,822
Deferred income taxes	13,920	—
Long-term liabilities and other	7,339	7,916

Total liabilities	486,390	441,718
Stockholders’ equity	414,008	424,533

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$900,398	$866,251

(1) During the second quarter of fiscal 2016, we early-adopted Accounting Standards Update (ASU) No. 2015-17, Balance Sheet Classification of Deferred Taxes, and applied ASU 2015-17 on a prospective basis. This standard requires that all deferred tax assets and liabilities, and any related valuation allowance, be classified as noncurrent on the balance sheet. As of the second quarter of fiscal 2016, we included $31.4 million of current deferred income tax assets with our noncurrent deferred income tax assets; no adjustments were made to deferred tax liabilities.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Six Months Ended
	April 1, 2016	April 3, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,220)	$(13,843)
Adjustments to reconcile net loss to net operating cash	77,452	61,947
Change in operating assets and liabilities	(16,134)	(46,672)

Net cash from operating activities	35,098	1,432

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net	(85,516)	(208,369)
Purchases, sales and maturities of investments	15,596	—
Gain on disposition of business	3,750	—
Strategic investments	—	(250)
Purchases of property and equipment	(16,962)	(14,036)
Acquisition of intellectual property	(777)	(1,587)

Net cash used in investing activities	(83,909)	(224,242)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of notes payable	(1,750)	(1,750)
Proceeds from stock offering	—	127,959
Payment of assumed debt	(9,120)	(1,232)
Proceeds from stock option exercises and employee stock purchases	3,071	2,871
Repurchase of common stock	(6,152)	(4,924)
Borrowings on revolving facility	—	100,000
Payments on revolving facility	—	(100,000)
Other adjustments	(1,195)	(39)

Net cash from financing activities	(15,146)	122,885

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(168)	—
NET CHANGE IN CASH AND CASH EQUIVALENTS	(64,125)	(99,925)
CASH AND CASH EQUIVALENTS—Beginning of period	122,312	173,895

CASH AND CASH EQUIVALENTS—End of period	$58,187	$73,970

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended						Six Months Ended
	April 1, 2016		January 1, 2016		April 3, 2015		April 1, 2016		April 3, 2015
	Amount		Amount		Amount		Amount		Amount
Revenue—GAAP	$133,579		$115,774		$102,431		$249,353		$198,987

Adjusted Revenue (NonGAAP)	$133,579		$115,774		$102,431		$249,353		$198,987

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross Profit—GAAP	$65,525	49.1	$60,318	52.1	$46,714	45.6	$125,843	50.5	$94,133	47.3
Intangible amortization expense	6,642	5.0	7,167	6.2	7,347	7.2	13,809	5.5	12,706	6.4
Non-cash compensation expense	500	0.4	491	0.4	577	0.6	991	0.4	919	0.5
Equity-based compensation	191	0.1	51	—	179	0.2	242	0.1	237	0.1
Impairment charges	1,950	1.5	—	—	—	—	1,950	0.8	—	—
Acquisition FMV step-up expense (inventory/fixed assets)	2,646	2.0	(226)	(0.2)	3,538	3.5	2,420	1.0	4,373	2.2
Third-party engineering costs	—	—	—	—	305	0.3	—	—	1,229	0.6
Integration costs and synergy savings	102	0.1	158	0.1	356	0.3	260	0.1	352	0.2

Adjusted Gross Profit (NonGAAP)	$77,556	58.1	$67,959	58.7	$59,016	57.6	$145,515	58.4	$113,949	57.3

Research and Development—GAAP	$26,203	19.6	$25,322	21.9	$20,439	20.0	$51,525	20.7	$39,221	19.7
Non-cash compensation expense	(1,742)	(1.3)	(2,142)	(1.9)	(1,563)	(1.5)	(3,884)	(1.6)	(2,568)	(1.3)
Equity-based compensation	(1,061)	(0.8)	(894)	(0.8)	(669)	(0.7)	(1,955)	(0.8)	(1,188)	(0.6)
Acquisition FMV step-up expense (inventory/fixed assets)	(204)	(0.2)	(204)	(0.2)	(204)	(0.2)	(408)	(0.2)	(408)	(0.2)
Integration costs and synergy savings	(133)	(0.1)	(597)	(0.5)	(137)	(0.1)	(730)	(0.3)	(308)	(0.2)
Third-party engineering costs	—	—	—	—	305	0.3	—	—	1,229	0.6

Adjusted Research and Development (NonGAAP)	$23,063	17.3	$21,485	18.6	$18,171	17.7	$44,548	17.9	$35,978	18.1

Selling, General and Administrative—GAAP	$34,617	25.9	$34,686	30.0	$28,247	27.6	$69,303	27.8	$53,475	26.9
Earn-out costs	(26)	—	196	0.2	—	—	170	0.1	—	—
Intangible amortization expense	(6,304)	(4.7)	(4,423)	(3.8)	(3,096)	(3.0)	(10,727)	(4.3)	(4,149)	(2.1)
Non-cash compensation expense	(4,210)	(3.2)	(7,383)	(6.4)	(7,558)	(7.4)	(11,592)	(4.6)	(9,953)	(5.0)
Equity-based compensation	(705)	(0.5)	(462)	(0.4)	(501)	(0.5)	(1,167)	(0.5)	(818)	(0.4)
Acquisition FMV step-up expense (inventory/fixed assets)	(28)	—	(28)	—	(28)	—	(56)	—	(56)	—
Litigation related costs	(232)	(0.2)	(108)	(0.1)	(206)	(0.2)	(340)	(0.1)	(766)	(0.4)
Transaction expenses	(102)	(0.1)	(3,111)	(2.7)	530	0.5	(3,213)	(1.3)	(4,106)	(2.1)
Integration costs and synergy savings	(919)	(0.7)	(571)	(0.5)	(282)	(0.3)	(1,491)	(0.6)	(578)	(0.3)

Adjusted Selling, General and Administrative (NonGAAP)	$22,091	16.5	$18,796	16.2	$17,106	16.7	$40,887	16.4	$33,049	16.6

	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Total operating expenses—GAAP	$72,676	54.4	$60,165	52.0	$49,099	47.9	$132,841	53.3	$93,109	46.8
Intangible amortization expense	(6,304)	(4.7)	(4,423)	(3.8)	(3,096)	(3.0)	(10,727)	(4.3)	(4,149)	(2.1)
Non-cash compensation expense	(5,951)	(4.5)	(9,525)	(8.2)	(9,121)	(8.9)	(15,477)	(6.2)	(12,521)	(6.3)

Equity-based compensation	(1,766)	(1.3)	(1,356)	(1.2)	(1,170)	(1.1)	(3,122)	(1.3)	(2,006)	(1.0)
Acquisition FMV step-up expense (inventory/fixed assets)	(232)	(0.2)	(232)	(0.2)	(232)	(0.2)	(464)	(0.2)	(464)	(0.2)
Contingent consideration and earn-out costs	(26)	—	196	0.2	—	—	170	0.1	—	—
Impairment charges	(11,005)	(8.2)	—	—	—	—	(11,005)	(4.4)	—	—
Restructuring charges	(851)	(0.6)	(157)	(0.1)	(413)	(0.4)	(1,008)	(0.4)	(413)	(0.2)
Integration costs and synergy savings	(1,053)	(0.8)	(1,168)	(1.0)	(419)	(0.4)	(2,221)	(0.9)	(886)	(0.4)
Litigation related costs	(232)	(0.2)	(108)	(0.1)	(206)	(0.2)	(340)	(0.1)	(766)	(0.4)
Transaction expenses	(102)	(0.1)	(3,111)	(2.7)	530	0.5	(3,213)	(1.3)	(4,106)	(2.1)
Third-party engineering	—	—	—	—	305	0.3	—	—	1,229	0.6

Adjusted Total Operating Expenses (NonGAAP)	$45,154	33.8	$40,281	34.8	$35,277	34.4	$85,434	34.3	$69,027	34.7

Income (loss) from operations—GAAP	$(7,151)	(5.4)	$153	0.1	$(2,385)	(2.3)	$(6,998)	(2.8)	$1,024	0.5
Intangible amortization expense	12,946	9.7	11,590	10.0	10,446	10.2	24,536	9.8	16,858	8.5
Non-cash compensation expense	6,452	4.8	10,016	8.7	9,698	9.5	16,468	6.6	13,440	6.8
Equity-based compensation	1,957	1.5	1,407	1.2	1,349	1.3	3,364	1.3	2,243	1.1
Contingent consideration and earn-out costs	26	—	(196)	(0.2)	—	—	(170)	(0.1)	—	—
Impairment charges	12,955	9.7	—	—	—	—	12,955	5.2	—	—
Restructuring charges	851	0.6	157	0.1	413	0.4	1,008	0.4	413	0.2
Acquisition FMV step-up expense (inventory/fixed assets)	2,878	2.2	6	—	3,770	3.7	2,884	1.2	4,837	2.4
Litigation related costs	232	0.2	108	0.1	206	0.2	340	0.1	766	0.6
Transaction expenses	102	0.1	3,111	2.7	(530)	(0.5)	3,213	1.3	4,106	0.4
Integration costs and synergy savings	1,154	0.9	1,326	1.1	772	0.8	2,480	1.0	1,235	2.1

Adjusted Income (Loss) from Operations (NonGAAP)	$32,402	24.3	$27,678	23.9	$23,739	23.2	$60,080	24.1	$44,922	22.6

Depreciation expense	4,840	3.6	3,903	3.4	3,702	3.6	8,743	3.5	7,089	3.6
Other income, net	1,792	1.3	1,954	1.7	—	—	3,746	1.5	—	—

Adjusted EBITDA	$39,034	29.2	$33,535	29.0	$27,441	26.8	$72,569	29.1	$52,011	26.1

Interest expense- GAAP	$4,478	3.4	$4,475	3.9	$4,723	4.6	$8,953	3.6	$9,446	4.7
Non-cash interest expense	(425)	(0.3)	(398)	(0.3)	(403)	(0.4)	(823)	(0.3)	(842)	(0.4)

Adjusted Interest Expense (NonGAAP)	$4,053	3.0	$4,077	3.5	$4,320	4.2	$8,130	3.3	$8,604	4.3

Net income (loss)—GAAP	$(10,649)	(8.0)	$(15,571)	(13.4)	$(7,537)	(7.4)	$(26,220)	(10.5)	$(13,843)	(7.0)
Discontinued operations	(1,396)	(1.0)	(1,199)	(1.0)	(3,639)	(3.6)	(2,595)	(1.0)	(7,297)	(3.7)
Intangible amortization expense	12,946	9.7	11,590	10.0	10,446	10.2	24,536	9.8	16,858	8.5
Non-cash compensation expense	6,452	4.8	10,016	8.7	9,698	9.5	16,468	6.6	13,440	6.8
Equity-based compensation	1,957	1.5	1,407	1.2	1,349	1.3	3,364	1.3	2,243	1.1
Impairment of minority investment	—	—	—	—	3,500	3.4	—	—	3,500	1.8
Contingent consideration	26	—	(196)	(0.2)	(2,000)	(2.0)	(170)	(0.1)	(2,000)	(1.0)
Consulting agreement	1,875	1.4	1,875	1.6	—	—	3,750	1.5	—	—
Impairment charges	12,955	9.7	—	—	—	—	12,955	5.2	—	—
Restructuring charges	851	0.6	157	0.1	413	0.4	1,008	0.4	413	0.2
Warrant liability (gain) expense	4,201	3.1	14,879	12.9	5,609	5.5	19,080	7.7	16,217	8.1
Non-cash interest expense	425	0.3	398	0.3	403	0.4	823	0.3	842	0.4
Acquisition FMV step-up expense (inventory/fixed assets)	2,878	2.2	6	—	3,770	3.7	2,884	1.2	4,837	2.4
Litigation related costs	232	0.2	108	0.1	206	0.2	340	1.0	766	0.6
Integration costs and synergy savings	1,152	0.9	1,306	1.1	772	0.8	2,457	0.1	1,235	0.4
Transaction expenses	102	0.1	3,111	2.7	(530)	(0.5)	3,213	1.3	4,106	2.1
Tax effect of non-GAAP adjustments	(8,327)	(6.2)	(6,054)	(5.2)	(5,830)	(5.7)	(14,381)	(5.8)	(9,948)	(5.0)
Transition services for divested business and other	—	—	—	—	(124)	(0.1)	—	—	(499)	(0.3)

Adjusted Net Income (NonGAAP)	$25,680	19.2	$21,833	18.9	$16,506	16.1	$47,512	19.1	$30,870	15.5

	Three Months Ended						Six Months Ended
	April 1, 2016		January 1, 2016		April 3, 2015		April 1, 2016		April 3, 2015
	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share	Net Income (Loss)	Income (loss) per diluted share
GAAP	$(10,649)	$(0.20)	$(15,571)	$(0.29)	$(7,537)	$(0.15)	$(26,220)	$(0.49)	$(13,843)	$(0.28)

Adjusted (NonGAAP)	$25,680	$0.46	$21,833	$0.40	$16,506	$0.31	$47,512	$0.86	$30,870	$0.61

	Shares		Shares		Shares		Shares		Shares
Diluted Shares—GAAP	53,228		53,015		50,593		53,122		49,100
Incremental stock options, warrants, restricted stock and units	2,139		1,996		1,908		2,081		1,815

Adjusted Diluted Shares (NonGAAP)	55,367		55,011		52,501		55,203		50,915